qSpeed-Mine™ Bitcoin Mining Acceleration & 1000-Node Mining Fabric

Reference Topology • Mining KPI Targets • Test/Acceptance Checklist (for Signoff)

Statement of Work (SOW)

Client / Prime	VisionWave Inc. ("VisionWave")
Program Name	qSpeed-Mine™
Author	Dr. Danny Rittman
Document	Statement of Work (SOW)
Version	v1.1
Date	2026-01-25
Scope	Develop, validate, and deploy a qSpeed-based acceleration and orchestration stack optimized for Bitcoin (SHA-256d) mining, scalable to ~1000 machines.

- This document's textual content was created by a human, without the assistance of LLMs or other AI/ML technologies. The document was enhanced for grammar, style, and spelling using Grammarly.

Table of Contents

1. Background and Objectives

1.1 Background

Bitcoin mining is fundamentally a large-scale, highly-parallel search over nonces and header variations for SHA-256 double-hash (SHA-256d) solutions. While the cryptographic workload itself is deterministic and brute-force, meaningful performance and profitability improvements are routinely achieved via:

- Compute-path optimization (kernels, vectorization, reduced overhead, tighter loops)
- Scheduling and work distribution (lower coordination latency, fewer stale shares, improved load balance)
- Energy efficiency and stability (undervolt/clock tuning, thermal control, adaptive policies)
- Reliability/uptime (fleet orchestration, failover, auto-remediation)
- Protocol/pool efficiency (Stratum performance, job negotiation efficiency, reduced rejects)

1.2 Objectives

VisionWave will design and deliver qSpeed-Mine™, a comprehensive mining acceleration and control platform that:

- Maximizes effective hashrate at constant or improved stability.
- Improves Joules per TH (J/TH) via adaptive tuning policies and fleet-level optimization.
- Reduces stale re ect share rates throu h faster ob distribution and better scheduler design.

[redacted]

- Pro uces a enc mar suite, repro uci e arness, SDK APIs, an ocumentation consistent with the qSpeed framework approach.

2. Scope of Work

Important note on claims: This SOW targets improvements in effective hashrate, overhead reduction, stale share reduction, and energy efficiency. It does not claim cryptographic shortcuts or reducing SHA-256d security assumptions; gains are derived from implementation efficiency, orchestration, and (optional) accelerator hardware.

Workstreams (WS):

Workstream	Description
WS-A	Mining Workload Analysis & qSpeed Mapping (SHA-256d)
WS-B	Benchmark & KPI Definition (Mining-Specific)
WS-C	qSpeed-Mine Core Engine (Software Acceleration La er
WS-D	[redacted]

WS-E	Observability, Reporting, and "Mining Bench" Harness
WS-F	Security, Compliance, and Hardening (Mining Operations Grade)
WS-G	Deployment Engineering (Power/Thermal/Facility Integration)
WS-H	Optional Hardware Acceleration Track (FPGA/ASIC Feasibility)

2.1 WS-A — Mining Workload Analysis & qSpeed Mapping (SHA-256d)

Activities include:

- Formalize the mining pipeline (block header assembly → midstate reuse → SHA-256d loop → share validation → submission).
- Identify acceleration candidates: kernel micro-optimizations, batching, CPU↔GPU/ASIC overhead reduction, Stratum job handling latency, fleet scheduling and work chunk sizing.
- Produce a Methods Blueprint adapted to mining: fast low-cost iteration + heuristic guidance + stability guardrails + termination criteria.

2.2 WS-B — Benchmark & KPI Definition (Mining-Specific)

Define mining KPIs and acceptance thresholds, including:

- Performance KPIs: Effective hashrate, pool-side accepted share rate, stale share rate, reject rate, job-to-work latency [redacted]
- Efficiency KPIs: J/T [redacted], [redacted], [redacted]equency/voltage stability and error rates.
- Reliability KPIs: fleet uptime, MTBF/MTTR, auto-recovery success rate, node churn tolerance.
- Security/Integrity KPIs: secure configuration compliance, signed artifact verification pass rate.

2.3 WS-C — qSpeed-Mine Core Engine (Software Acceleration Layer)

Deliver a production-grade software layer that optimizes mining efficiency and orchestrates work, including:

- Mining work scheduler (qSpeed-Mine Engine): adaptive chunk sizing, concurrency, per-device tuning envelopes, and fleet-level optimization coordination.
- Device abstraction with a plugin interface for different miner backends (ASIC vendor APIs, custom agent control, integrations).
- Share handling pipeline: fast verification and submission, backpressure handling to minimize stales/rejects.

2.4 WS-D — Fleet Orchestration for ~1000 Machines (Control Plane)

- Node agent per machine for telemetry, policy updates, miner control, watchdog/auto-heal.
- Central controller for policy distribution, canary rollouts, staged deployment, configuration management, and scheduling coordination.

- High availability (redundant controllers, resilient message bus) and failure-domain isolation (racks/rows/sites).

2.5 WS-E — Observability, Reporting, and "Mining Bench" Harness

- Deterministic test modes (synthetic job injection, replay of Stratum traffic captures).
- Metrics capture (JSONL/TSDB), artifacting, dashboards.
- Comparative reports: baseline vs qSpeed-Mine policies, per-rig and fleet rollups.

2.6 WS-F — Security, Compliance, and Hardening (Mining Operations Grade)

- Secrets management for pool credentials and controller keys.
- Signed releases and SBOM generation.
- Network segmentation, least privilege, OS hardening baseline.
- Tamper detection for agent binaries and configurations; audited break-glass access model.

2.7 WS-G — Deployment Engineering (Power/Thermal/Facility Integration)

- Reference architecture for rack layout assumptions, airflow and thermal limits.
- Power budgeting model, per-circuit caps, peak/average planning.
- Thermal policy engine inputs (temperature sensors, fan curves, throttling rules).
- Automated safe-mode behavior for heat spikes, breaker risk, fan failures.

2.8 WS-H — Optional Hardware Acceleration Track (FPGA/ASIC Feasibility)

If VisionWave authorizes a hardware track:

- Feasibility study for hardware acceleration impact on J/TH and throughput.
- FPGA prototype design plan OR ASIC partner specification.
- Cost/performance model and manufacturing/supply-chain risk analysis.

3. Deliverables

ID	Deliverable
D1	qSpeed-Mine Methods Blueprint (PDF): mining workload mapping, architecture diagrams, pseudocode, policy loops.
D2	Benchmark Plan & KPI Matrix (YAML + PDF): baselines, thresholds, test procedures, pass/fail gates.
D3	qSpeed-Mine Core Engine (Repo): scheduler, policy engine, plugin interfaces, miner adapters, tests.
D4	1000-Node Control Plane + Node Agent: controller services, agent, secure rollout tooling, HA topology.
D5	Mining Bench Harness + Dashboards: reproducible runs, artifacts, reports (HTML/PDF).

D6	Security Package: SBOM, signing pipeline, vulnerability scanning outputs, hardening guide.
D7	Operational Documentation: deployment guide, tuning guide, incident runbooks, architecture walkthroughs.
D8	Knowledge Transfer Workshop: recorded walkthroughs and Q&A.

4. Out of Scope

- Claims or work related to cryptographic shortcuts or reducing SHA-256d security assumptions.
- Any activity intended to compromise pools, networks, or third parties.
- Bypassing regulations or operating illegal facilities.
- Hardware manufacturing unless the optional WS-H is explicitly authorized.

5. Roles & Responsibilities (RACI)

Area	VisionWave	Dev Team/Vendor	Notes
Product direction & approvals	A/R	C/I	VisionWave owns roadmap
Mining KPI definition	A/R	R/C	Joint KPI working group
Core engine implementation	C/I	A/R	Build + unit/perf tests
Control plane + agent	C/I	A/R	Scale to 1000 nodes
Security hardening	A/R	R/C	SBOM/signing required
Benchmark harness & reports	C/I	A/R	Reproducible artifacts
Deployment runbooks	A/R	R/C	Ops-grade documentation

6. Acceptance Criteria

6.1 Software/Fleet Acceptance (Mandatory)

- Effective performance: Demonstrate measurable improvement in at least two of: effective hashrate (constant stability), lower stale/reject rate, lower job-to-work p95 latency.
- Efficiency: Demonstrate measurable improvement in J/TH and/or W/TH under controlled thermal/power constraints.
- Scale: Successfully operate a staged rollout culminating in ~1000 nodes, sustaining target uptime and auto-remediation success rate.
- Quality gates: Automated CI, reproducible harness, versioned APIs, signed artifacts, and required security scans.

6.2 Optional Hardware Track Acceptance (If WS-H enabled)

Demonstrate a validated prototype path (FPGA or ASIC specification) showing clear projected gains in J/TH and/or throughput versus reference configurations, with a realistic cost model.

7. Schedule & Milestones (Indicative)

Indicative milestone plan (subject to final resourcing and procurement):

Mil[redacted]	Description
M0 [redacted]	Kickoff, baseline capture plan, repo/CI/security scaffolding
M1 [redacted]	Methods Blueprint + Mining KPI Matrix + Benchmark Plan draft; baseline captured and frozen
[redacted]2 — POC Delivery [redacted] [redacted]6)	POC delivered: qSpeed-Mine engine alpha + miner adapter + Mining Bench harness; demonstrated on representative subset with KPI report
M3 [redacted])	Control plane + node agent beta; staged rollout tooling; job-latency optimization
M4 [redacted])	[redacted]250 node pilot; dashboards; tuning policies; reliability hardening
M5 [redacted]28)	[redacted] node scale; HA controller; security hardening complete
M6 [redacted]32)	Final acceptance runs; final documentation; knowledge transfer; final delivery package

8. Process, Reviews, and Reporting

- Weekly stand-up; bi-weekly technical review; monthly steering committee.
- Sprint notes, decision log, risk register, KPI dashboards.
- Change control via formal Change Request with scope/cost/schedule impact.

9. Technical Environment & Standards

9.1 Tooling

- C++20 / Python 3.11 components where appropriate.
- Deterministic benchmarking harness; immutable container images when feasible.
- Artifact storage for configs, run IDs, logs, and reports; semantic versioning.

9.2 Operations Stack (Suggested)

- Metrics: TSDB + dashboards (per rig + aggregate).
- Logs: centralized logging with retention policies.

- Secure remote access: bastion + audit trails; least privilege for automation.

10. Inputs & Dependencies

Provided by VisionWave:

- Target miner hardware list (ASIC models and/or GPU rigs), firmware constraints.
- Facility constraints (power/cooling/network) or assumed operating envelopes.
- Pool preferences and credentials for test environments.
- Baseline miner configuration and operational policies.

Provided by Dev Team/Vendor:

- Engineering team, CI/CD, benchmarking harness, and documentation deliverables.
- Secure packaging and release processes for signed artifacts and SBOM outputs.

11. Risks & Mitigations

Risk	Mitigation
Thermal instability at scale	Adaptive policies, staged rollout, safe-mode throttling, thermal alarms
Stale shares due to network latency	Optimize job distribution, local buffering, p95/p99 targets and alerting
Heterogeneous hardware variance	Device profiling, per-class policies, plugin model and compatibility matrix
Security exposure (credentials / access)	Secrets management, signing, mTLS, least privilege, audited access
Facility power constraints	Circuit-aware scheduling, peak shaving policies, load caps and breaker alarms

12. IP, Confidentiality, and Licensing

- All work product is work-for-hire and owned by VisionWave, unless otherwise agreed in writing.
- No publication or disclosure without written consent from VisionWave.
- Dependency licensing must be compliant; SBOM is required for deliverables.
- Security posture includes signed releases and controlled distribution of credentials and keys.

13. Payment & Commercials (Option A — Fixed-Fee Milestone Contract)

13.1 Total Contract Value (TCV)

- Total Contract Value (Fixed Fee): $10,000,000 USD
- Commercial Model: Option A — Fixed-Fee Milestone Contract
- Contract Currency: USD

13.2 Milestone Payment Schedule (Fixed Fee)

Payments are due upon contract execution (Signing) and upon completion of each milestone, subject to delivery of the associated Evidence Package (benchmark results, release artifacts, and acceptance checklist items applicable to the milestone).

Milestone	Description	Payment %	Payment Amount (USD)
Signing	Upon contract execution (signing)	3.5%	$350,000
M1	Methods Blueprint + KPI Matrix + Benchmark Plan	2.5%	$250,000
M2 (POC)	POC delivery: qSpeed-Mine Core Engine (Alpha) + miner adapter + initial harness	4.0%	$400,000
M3	Control Plane + Node Agent (Beta) + staged rollout tooling	20.0%	$2,000,000
M4	100–250 node pilot + dashboards + tuning policies + reliability hardening	20.0%	$2,000,000
M5	500–1000 node scale + HA controller + security hardening complete	20.0%	$2,000,000
M6 (Final)	Final delivery: final acceptance runs + final documentation + knowledge transfer	30.0%	$3,000,000
Total		100.0%	$10,000,000

13.3 Milestone Evidence Package Requirements

Each milestone invoice must include an Evidence Package containing, at minimum:

1. Delivery Memo (what was delivered, versions, deployment scope, known limits).
2. Release Manifest (component versions, hashes, signed artifacts, SBOM where applicable).
3. Benchmark / Operational Proof (dashboard exports, test logs, harness artifacts, KPI deltas).
4. Acceptance checklist items relevant to the milestone marked Pass/Fail with evidence links.
5. Updated risk register and mitigation status, plus open issues list.

13.4 Invoicing and Payment Terms

- Invoice timing: Vendor may invoice upon milestone completion and delivery of the Evidence Package.
- Payment terms: Net 30 days from receipt of a correct invoice.

- Dispute window: VisionWave will notify Vendor of any invoice dispute within 10 business days; undisputed portions remain payable on time.

13.5 Holdback / Retainage

Holdback / retainage: None (final payment is $3,000,000 upon Final Delivery).

13.6 Acceptance and Partial Acceptance

- A milestone is Accepted when corresponding deliverables are delivered and the Evidence Package supports meeting the milestone acceptance criteria.
- VisionWave may grant Conditional Acceptance if minor defects remain, provided there is a mutually agreed remediation plan. Conditional Acceptance permits payment unless defects materially prevent intended use.

13.7 Change Requests (CR) and Scope Control

Any scope, schedule, or deliverable changes must be executed through a written Change Request that includes:

- Description of change and rationale.
- Impact analysis (cost, schedule, risk).
- Updated deliverables and acceptance criteria.
- Revised milestone allocation if needed.

No out-of-scope work proceeds without written CR approval by VisionWave.

13.8 Warranty (Included)

- Warranty period: 90 days after Final Acceptance (M6).
- During Warranty, Vendor will remedy at no additional cost any defects that materially reduce performance below accepted thresholds, materially impact stability/uptime, or violate security requirements.
- Exclusions: facility power/cooling faults, unauthorized firmware changes, third-party pool outages, or hardware failures beyond Vendor control.

13.9 Optional Post-Acceptance Support

VisionWave may add a support retainer as a separate SOW addendum (pricing to be negotiated):

- Bronze: Business-hours support + monthly health report.
- Silver: 24/5 on-call + weekly optimization review.
- Gold: 24/7 on-call + SLA-backed response times + continuous tuning support.

13.10 Termination and Ramp-Down (Commercial)

- Termination for convenience: VisionWave may terminate with 30 days notice. VisionWave pays accepted milestones in full, plus pro-rated work-in-progress for the current milestone up to 50% of that milestone value, subject to delivery of all work products created to date (repos, configs, docs, artifacts).

- Termination for cause: includes a cure period (15–30 days). If uncured, Vendor must deliver all work-in-progress artifacts and transition materials; VisionWave pays only for accepted milestones.

Appendix – qSpeed-Mine™ Bitcoin Mining Acceleration & 1000-Node Mining Fabric

A1. Concrete 1000-Node Reference Topology

This reference topology is designed to support approximately 1000 mining nodes with high availability, operational safety, and clear segmentation between management, mining traffic, and telemetry. It is provided as an implementation-ready baseline and may be adapted to site power/cooling constraints.

A1.1 Physical layout (racks, rows, failure domains)

- Node count: 1000 mining nodes (ASIC hosts or GPU rigs), grouped into failure domains by rack and row.
- Example rack plan: 20 racks × 50 nodes (or 25 racks × 40 nodes).
- Row grouping: 4–5 racks per row, each row treated as an independent failure domain for safe rollouts and throttling.
- Top-of-rack (ToR) switching: dual ToR per rack (A/B), each node dual-homed where practical; otherwise A/B rack split.
- Power domains: circuit-aware grouping (PDU A/B) to ensure policy engine can cap load per circuit and avoid breaker trips.
- Service zones: dedicate at least one 'services rack' (or separate room) for controllers/observability/storage with redundant power.

A1.2 Logical architecture (Controller HA, racks, segmentation)

Core logical components:

- qSpeed-Mine Controller Cluster (HA): policy engine, rollout manager, fleet scheduler, configuration service.
- Message bus / work distribution: reliable low-latency channel for job routing and node coordination.
- Metrics/logging pipeline: TSDB + log aggregation + dashboards; long-term cold storage optional.
- Secrets & identity: centralized secrets store, mTLS identity for nodes, signed configuration bundles.
- Node Agents: local miner control, telemetry collection, watchdog/auto-heal, safe-mode enforcement.

A1.3 HA controller cluster sizing

Component	Quantity (HA)	Placement	Notes
Controller nodes	3 (odd quorum)	Services rack / separate room	Active/active; supports canary & staged rollouts
Load balancers	2	Services rack	VRRP/keepalived or appliance pair
Message bus	3	Services rack	NATS/Kafka/RabbitMQ class; choose per latency/ops tradeoffs
Secrets store	2–3	Services rack	Vault or equivalent; mTLS enrollment, rotation
Metrics TSDB	2	Services rack	HA pair; retention policies
Log aggregator	2	Services rack	Centralized logs; searchable for incident response
Artifact registry	2	Services rack	Signed images/config bundles; immutable versioning

A1.4 Network segmentation

Segmentation reduces blast radius, protects credentials, and keeps mining traffic deterministic. The following VLANs/subnets are examples; adapt to site addressing plans.

Network	Purpose	Example VLAN	Example Subnet	Allowed Flows (summary)
OOB / BMC	Out-of-band management (if available)	10	[redacted]	Jump host → BMC only; no internet
Mgmt	Node agent control plane + SSH bastion	20	[redacted]	Controller ↔ agents; bastion ↔ nodes
Mining	Stratum/pool traffic and job routing	30	[redacted]	Nodes → pool endpoints; controller may proxy
Telemetry	Metrics/logs to central stack	40	[redacted]	Agents → metrics/logs; no inbound to nodes
Services	Controllers, message bus, registries	50	[redacted]	Internal east/west; limited ingress

A1.5 Rack group model

Define rack groups to enable staged rollouts and rapid containment:

- Group size: 25–50 nodes per group (usually a single rack).
- Rollout order: Canary group (1 rack) → Early adopters (3 racks) → Row rollout → Full fleet.
- Automatic pause conditions: stale share spike, reject spike, temperature excursion, PSU/PDU alarms, or network jitter above thresholds.
- Fallback: one-click revert to last-known-good policy bundle; nodes enter safe-mode if controller unavailable.

A1.6 Suggested topology diagram (textual)

The following textual diagram can be used as a reference when translating the topology into a formal network diagram:



A2. Mining KPI Target Table (Example Thresholds)

These example KPI targets are intended for acceptance testing and ongoing operations. Targets must be calibrated to the specific miner hardware, pool configuration, and site constraints. Baseline values should be collected during M0/M1 and frozen for comparison.

KPI	Target (Example)	Window	Scope	Measurement	Notes
Effective Hashrate	≥ +2% vs baseline (same power cap)	24h	Fleet	Pool-accepted rate + device telemetry	Must not increase rejects/stales
J/TH (Efficiency)	≥ 3% improvement vs baseline	24h	Fleet	Power metering + hashrate	Normalize for temperature
Stale Share Rate	≤ 0.5%	24h	Fleet	Pool stats	Lower is better; pause rollout if spike
Reject Rate (non-stale)	≤ 0.2%	24h	Fleet	Pool stats	Includes invalid shares; indicates instability
Job-to-Work Latency p95	≤ 250 ms	4h	Per rack	Controller timestamps + agent	p99 also tracked
Job-to-Work Latency p99	≤ 500 ms	4h	Per rack	Controller timestamps + agent	Network jitter sensitivity
Uptime	≥ 99.0%	30d	Fleet	Agent heartbeats	Excludes planned maintenance by policy
Auto-Remediation Success	≥ 90% resolved without human	30d	Fleet	Incident logs	Reboots, miner restarts, safe-mode actions
Thermal Excursions	≤ 1% nodes exceeding limit	24h	Fleet	Temp sensors	Safe-mode triggers enforced
Configuration Compliance	≥ 98% on desired version	7d	Fleet	Controller inventory	Canary exceptions allowed
Controller Availability	≥ 99.5%	30d	Services	LB health + SLO	HA failover verified
Security: Signed Artifact Verification	100% required	Per deploy	Fleet	Agent checks	Block unsigned configs/images

A2.1 Rollout guardrails (automatic stop conditions)

During canary and staged deployment, the rollout manager must automatically pause if any of the following trigger:

- Stale share rate increases by > 0.3% absolute from baseline for the canary rack for > 15 minutes.
- Reject rate (non-stale) increases by > 0.1% absolute from baseline for > 15 minutes.
- Any node group exceeds thermal limit for > 5 minutes, or fan failure alarms exceed threshold.
- Job-to-work latency p99 exceeds 1.0 s for > 10 minutes (indicative of network or controller issues).
- Controller health checks fail or message bus backlog exceeds defined high-water mark.

A3.1 Final Signoff

By signing below, the parties acknowledge that the acceptance checklist has been executed and the deliverables meet the agreed acceptance criteria.

VisionWave Approver [Name, Title]:	Dr. Danny Rittman, CTO
Signature:	
Date:	

[redacted] pprover [Name, Title]:	[redacted]
Date:	

Appendix B — Glossary

The following glossary defines key terms used throughout this SOW.

Term	Definition
ASIC	Application-Specific Integrated Circuit. Specialized hardware commonly used for Bitcoin mining (SHA-256d).
Baseline	The frozen reference configuration and measured KPI set used to compare improvements from qSpeed-Mine changes.
Benchmark Plan	Documented procedures, tools, and thresholds used to measure KPIs consistently and reproducibly.
Canary Rollout	A staged deployment approach where changes are first applied to a small subset (e.g., one rack) before wider rollout.
Change Request (CR)	A formal written request to change scope, schedule, deliverables, or price, including impact analysis and approvals.
CI/CD	Continuous Integration / Continuous Delivery. Automated build, test, and release pipeline.
Controller Cluster	High-availability set of services that coordinate policy distribution, scheduling, rollouts, and fleet control.
Control Plane	The management layer that configures, monitors, and orchestrates nodes (distinct from mining data traffic).
EH/s, TH/s	Exahashes per second / Terahashes per second. Hashrate units for mining throughput.
Evidence Package	Required artifacts submitted with a milestone invoice: release manifest, benchmark outputs, logs, reports, and checklist results.
Failover	Automatic switching to redundant components when a primary component fails (e.g., controllers, message bus, network paths).
Fleet	The full set of mining nodes under management (target scale ~1000 nodes).
Guardrails	Automated safety thresholds that pause or roll back rollouts when KPIs degrade (e.g., stale/reject spikes, thermal events).
HA	High Availability. Architecture and deployment strategy designed to avoid single points of failure.
Hashrate	Computational throughput for SHA-256d hashing, typically measured at device and pool-accepted levels.
J/TH	Joules per Terahash. Energy efficiency metric. Lower is better.

Job	A mining work assignment (typically received via Stratum) specifying header parameters and target.
Job-to-Work Latency	Time from job receipt (controller or node) to active hashing work running on the miner hardware.
KPI	Key Performance Indicator. Quantitative measures used for acceptance and operations (hashrate, J/TH, stale rate, uptime, etc.).
Message Bus	Reliable low-latency communication system used for distributing updates, telemetry, and control messages (e.g., NATS/Kafka-like).
Midstate	Intermediate SHA-256 state that can be reused to reduce repeated computation in mining loops.
Mining Bench	Reproducible benchmarking harness for qSpeed-Mine (test modes, artifact capture, reports, KPI comparisons).
Mining Fabric	The integrated 1000-node operational environment: nodes, networking, orchestration, telemetry, and control plane.
mTLS	Mutual TLS. Two-way certificate authentication for secure communications between nodes and services.
Node Agent	Lightweight software on each mining node providing telemetry, miner control, watchdog, and policy enforcement.
OOB / BMC	Out-of-band management / Baseboard Management Controller. Separate management interface for remote hardware control (if present).
POC	Proof of Concept. A milestone deliverable demonstrating feasibility and performance on a representative subset before full scale.
Policy Bundle	Versioned configuration package controlling tuning, scheduling, guardrails, and rollout parameters distributed to nodes.
Pool	Mining pool service coordinating jobs and share submissions; provides accepted/rejected share statistics.
Reject Rate	Percentage of submitted shares rejected by the pool (excluding stales unless specified). Indicates instability or invalid work.
Rollback	Automated reversion to a last-known-good configuration/policy upon guardrail triggers or operational failures.
Safe Mode	A reduced-power, stability-first operating mode triggered by thermal/power/network anomalies to protect hardware and uptime.

SBOM	Software Bill of Materials. Inventory of software components and dependencies used for security/compliance.
Scheduler	Component that assigns work, controls chunk sizing, manages concurrency, and balances load across nodes.
Sev-1 Defect	Severity-1 defect. A critical issue causing system outage, major KPI failure, security exposure, or unsafe operation.
SHA-256d	Double SHA-256 hashing algorithm used by Bitcoin mining (SHA-256 applied twice).
Signed Artifacts	Cryptographically signed binaries/configs/images to prevent tampering and enforce integrity.
Stale Share	A share submitted too late (block template changed) and rejected as stale; commonly caused by latency or delayed job updates.
Stratum	Widely used protocol between miners and pools for job distribution and share submission.
TCV	Total Contract Value. Total fixed fee in Option A ($10,000,000).
Telemetry	Metrics and logs collected from nodes and services (hashrate, temps, power, rejects, health signals).
ToR Switch	Top-of-Rack network switch connecting nodes in a rack to the upstream network.

Appendix C — Wiring Instructions

[redacted]